WARRANT AND REGISTRATION RIGHTS AGREEMENT

         WARRANT AND REGISTRATION RIGHTS AGREEMENT, dated as of June 16, 1997 (this "Agreement"), is by MUSICLAND STORES CORPORATION, a Delaware corporation (the "Company"), in favor of the holders from time to time of the Warrant Certificates referred to below (the "Investors").

         WHEREAS, in connection with that certain Term Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among the Company, certain lenders (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent, the Company has agreed to issue certain Warrants (the "Warrants") evidenced by Warrant Certificates in the form of Exhibit G to the Loan Agreement (together with any certificates issued in replacement or substitution therefor, the "Warrant Certificates") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of such Warrants; and

         WHEREAS, in connection with the Loan Agreement, the Company has agreed to register for sale by the Investors the shares of Common Stock received by the Investors upon exercise of the Warrants.

         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

          Section 1. Certain Definitions. In this Agreement the following terms shall have the following meanings:

         "Accredited Investor" shall have the meaning set forth in Rule 501 of the General Rules and Regulations promulgated under the Securities Act.

         "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "Applicable Law" means (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations, ordinances and orders of governmental bodies, (ii) authorizations, consents, approvals, licenses or exemptions of, registrations or filings with, or reports or notices to, governmental bodies and (iii) orders, decisions, judgments and decrees of all courts, administrative agencies and arbitrators.

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         "Commission"  shall mean the Securities and Exchange  Commission or any other federal agency at the time administering the Securities Act.

         "Designated Affiliate" means, as to any Bank, an Affiliate of such Bank designated by such Bank to hold some or all of the Warrants issuable hereunder.

        "Effective Date" has the meaning assigned thereto in the Loan Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

         "Holders" shall mean (i) the Investors and (ii) each Person holding Registrable Shares as a result of a transfer or assignment to that Person of Registrable Shares other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

         "Indemnified Party" shall have the meaning ascribed to it in Section 6(c) of this Agreement.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

         "Indemnifying Party" shall have the meaning ascribed to it in Section 6(c) of this Agreement.

         "Person" shall mean an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

         The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         "Registrable Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants; provided, however, that any such shares of Common Stock shall cease to be Registrable Shares when (A) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (B) such shares shall have been sold in accordance with Rule 144; (C) such

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shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist; or (D) such shares may be sold in accordance with Rule 144(k) under the Securities Act.

         "Registration Expenses" shall mean all out-of-pocket expenses (excluding Selling Expenses) incurred by the Company in complying with Section 4 hereof, including, without limitation, the following: (a) all registration and filing fees; (b) fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters reasonably required by the managing underwriter); (f) Securities Act liability insurance if the Company so desires; (g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; and (i) fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement.

         "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, or any successor thereto, as the same shall be in effect at the relevant time.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Shares.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         Section 2. Issuance of Warrants. On the Effective Date, in consideration for the Banks entering into the Loan Agreement, the Company shall issue to each Bank (or its Designated Affiliate) a Warrant Certificate representing Warrants to purchase the number of shares of Common Stock set forth across from such Bank's name on Schedule 3.1(d) to the Loan Agreement.

         Section 3. Representations and Warranties. The Company represents and warrants to the Banks and their Designated Affiliates that:

         (a) Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for those jurisdictions in which the failure so to qualify or be authorized, singly or in the aggregate, have not had and will not have a materially adverse effect upon the business, financial position or results of operations of the Company and its Subsidiaries taken as a whole, and each of the Company and each of its Subsidiaries has all corporate powers, and all material governmental licenses, authorizations, consents and approvals, required to carry on its respective businesses as presently conducted.

         (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each Warrant Certificate are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing or recording with, any governmental body, agency or official and do not (i) contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     (c) Binding Effect. Each of this Agreement and each Warrant Certificate is a valid and binding obligation of the Company.

     (d) Capitalization of the Company; Reservation of Shares; Other Matters Relating to Capital Stock.

                  (i) As of the Effective Date, the authorized  capital stock of the Company consists solely of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which (assuming no Bank or Designated Affiliate exercises any Warrant) 34,301,956 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. As of the Effective Date, except as set forth on Schedule 3(d) and except for the Warrants, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company. Except for the Warrants or as set forth on
Schedule 3(d), there are no preemptive or other preferential rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company.

                  (ii) As of the Effective Date, sufficient shares of authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. The issuance of the Warrants will not (x) require any further corporate action by the stockholders or directors of the Company, (y) be subject to any statutory or contractual preemptive rights of any present or future stockholders of the Company or (z) conflict with any provision of any agreement to which the Company is a party or by which the Company is bound. All shares of Common Stock issuable upon exercise of the Warrants in accordance with their terms will be validly authorized, fully paid and nonassessable.

                  (iii) Neither the Company nor any of its Subsidiaries has violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock or securities. The offer, sale and issuance of the Warrants and the shares of Common Stock issuable upon exercise thereof do not require registration under the Securities Act or any applicable federal or state securities laws.

         Section 4.        Registration.

         (a)      Company Registration.

                  (i) If the Company shall determine to Register any of its equity securities either for its own account or for the account of any other Person, other than a Registration relating solely to benefit plans, or a Registration relating solely to a Commission Rule 145 transaction, or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares, the Company will:

                           (A)  promptly  give to each of the  Holders a written
                  notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to attempt to qualify such securities under applicable state securities laws); and

                           (B) include in such Registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the
                  Registrable Shares specified in a written request or requests, made by the Holders within ten (10) business days after the giving of the written notice from the Company described in clause (i) above, except as set forth in Section 4(a)(ii) below. Such written request shall specify the amount of Registrable Shares intended to be disposed of by a Holder and may specify all or a part of the Holder's Registrable Shares.

         Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such Registration and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register such equity securities the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to Register such Registrable Shares in connection with the Registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

         (ii) Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 4(a)(i)(A). In such event, the right of each of the Holders to Registration pursuant to this Section 4(a) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Shares in the underwriting to the extent provided herein. The Holders whose shares are to be included in such Registration shall (together with the Company and any other Person distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by the Company or such other Persons, as the case may be. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6 hereof. Notwithstanding any other provision of this Section 4(a), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting Registration, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: the number of shares that may be included in the Registration and underwriting by each of the Holders and by each stockholder of the Company (other than the Holders) that on the date hereof has rights to piggyback registration upon a Company Registration shall be reduced, on a pro rata basis (based on the number of shares held by such Holder or stockholder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or stockholder of the Company other than a Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

         (b) Shelf Registration. (i) On or before April 30, 1998 the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") permitting a continuous or delayed offering of the Registrable Shares. The Company shall (A) use its best efforts to have the Shelf Registration declared effective on or before May 15, 1998 and
(B) subject to the Company's Suspension Right (defined below), use its best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the date when all shares of Common Stock issued or issuable upon exercise of the Warrants cease to be Registrable Shares in accordance with the definition thereof in order to permit the prospectus forming a part thereof to be usable by Holders during such period.

         (ii) Subject to the Company's Suspension Right, the Company shall supplement or amend the Shelf Registration (A) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder and (B) to permit the disposition of Registrable Shares in the manner requested by any Holder. The Company shall furnish to the Holders of the Registrable Shares to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon.

         (c) Suspension Right. Notwithstanding the provisions of Sections 4(a) and (b), if the Board of Directors of the Company determines in good faith that the filing of a registration statement or any supplement or amendment thereto would interfere with the negotiation or completion of a material transaction or event being contemplated by the Company, the Company shall have the right to (the "Suspension Right"), by notice to the Holders in accordance with Section 9(d), defer the filing of a registration statement to effect the Shelf Registration or suspend the rights of the Holders to make sales pursuant to the Shelf Registration for such a period of time as the Board of Directors may determine; provided that no such period of deferral or suspension may exceed 30 consecutive days and that all such periods of deferral or suspension may not exceed 60 days in the aggregate during any period of 12 consecutive months.

     (d) Notices. The Company shall promptly notify the Holders of Registrable Shares covered by the Shelf Registration of the occurrence of the following events:

     (i) when the Shelf Registration or post-effective amendment thereto filed with the Commission has become effective:

     (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration;

     (iii) the suspension of sales under the Shelf Registration by the Company in accordance with Section 4(c) above;

     (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by the Shelf Registration for sale in any jurisdiction; and

     (v) the existence of any event, fact or circumstance that results in the registration statement evidencing the Shelf Registration or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company agrees to use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

         (e) Registration Statement; Amendments and Supplements. The Company shall provide to the Holders of Registrable Shares covered by the Shelf Registration, at no cost to such Holders, a copy of the related registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with The New York Stock Exchange, Inc. (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

         (f) State Securities Laws. The Company agrees to use its best efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution  set forth in the  registration  statement;
provided, however, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this
Section 4 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction.

         (g) Remediation of Misstatements or Omissions. Subject to the Company's Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (h) Listing on Exchange. The Company agrees to use its best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

         (i) Compliance with Securities Laws. The Company agrees to use its best efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         (j) Share Certificates.The Company agrees to: (x) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and (y) enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares. Each Holder requesting delivery of certificates not bearing any Securities Act legend shall provide appropriate representations to the Company of such Holder's intent to comply with all conditions necessary for sale pursuant to a Registration, including prospectus delivery requirements.

         Section 5. Expenses of Registration. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 4 hereof. All Selling Expenses incurred in connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares. The Company shall pay up to $20,000 of the fees and expenses of one counsel to the Holders in connection with the preparation of the Shelf Registration.

         Section 6.        Indemnification.

         (a) The Company will indemnify each Holder, each Holder's officers and directors, each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, of the Company's securities covered by any Registration hereunder against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

         (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

         (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 6 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party, which counsel must be reasonably satisfactory to the

     Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Party under this
Section 6 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d).

         (e) No  person  guilty  of  fraudulent  misrepresentation  (within  the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 6 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

         Section 7. Information to be Furnished by Holders. Each Holder shall furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 4 hereof. If any Holder fails to provide the Company with such information within three weeks of the Company's request, the Company's obligations under Section 4 hereof with respect to such Holder or the Registrable Shares owned by such Holder shall be suspended until such Holder provides such information.

         Section 8.        Rule 144 Sales.

         (a) The Company covenants that it will file any and all reports required to be filed by the Company under the Exchange Act so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

         (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.

         Section 9.        Miscellaneous.

     (a) Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

     (b) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

     (c) Amendment. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received () when delivered in person, () when sent by fax with receipt acknowledged, () five
(5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or () the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (x) if to any Holder, at such address or fax number as such

     Holder shall have furnished the Company in writing (or, if such Holder is a Bank, at such Holder's address set forth in the Loan Agreement), or (y) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Investors. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     (g) Captions. Captions are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         (h) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the Banks as holders of Registrable Shares are also for the benefit of, and shall be enforceable by, all subsequent holders of Registrable Shares.

         (i) Remedies. The Company and the Investors acknowledge that there would be no adequate remedy at law if any Person fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     (j) Attorneys' Fees. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with such action, including any appeal of such action.

     (k) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement.

         (l) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and any transfer of any Warrant or Common Stock issued upon exercise thereof.

         IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first above written.

                                             MUSICLAND STORES CORPORATION



                                             By:
                                             Name:
                                             Title:

                                             10400 Yellow Circle Drive
                                             Minnetonka, Minnesota 55343

                                   Attention:   General  Counsel  and  Corporate
                                   Secretary  Facsimile:  (612)931-8047